Exhibit 99.1

Pluralsight Enters into Definitive Agreement to be Acquired by Vista Equity Partners for $3.5 Billion

Vista to acquire all outstanding shares of Pluralsight for $20.26 per share in cash

Silicon Slopes, Utah – December 13, 2020 - Pluralsight, Inc. (NASDAQ: PS), the technology workforce development company, today announced that it has entered into a definitive agreement to be acquired by Vista Equity Partners (“Vista”), a leading global investment firm focused on enterprise software, data and technology-enabled businesses.

Under the terms of the agreement, Vista, in partnership with its institutional co-investors including Partners Group, will acquire all outstanding shares of Pluralsight common stock for $20.26 per share in an all-cash transaction valued at approximately $3.5 billion. The purchase price represents a premium of approximately 25% to the company’s volume weighted average closing stock price for the 30 trading days prior to today’s announcement.

Pluralsight, which is headquartered in Utah and has over 1,700 employees, provides technology workforce development solutions, including skills intelligence, skills development and engineering management capabilities. These solutions help develop world-class technologists and technology teams and empower them to drive the next wave of innovation for their organizations. The company’s two products, Pluralsight Skills and Pluralsight Flow, are used by more than 17,000 customers, including 70% of Fortune 500 companies.

“We are pleased to have reached this agreement with Vista, which delivers significant immediate cash value to our shareholders, and positions Pluralsight to continue meeting and exceeding the expectations of our customers,” said Gary Crittenden, Pluralsight’s lead independent director. “This transaction, which is the result of a robust process overseen and directed by an independent Transaction Committee of the Board of Directors, is a testament to the value Pluralsight has created and the reputation our team has built. Enterprises all over the world rely on Pluralsight’s solutions to strengthen technology skills, innovate faster and meet their core objectives. With Vista’s support, we are confident that Pluralsight will be even better positioned to deliver value to our customers. We are confident that this transaction is the best path forward for Pluralsight and our stakeholders.”

“Today’s announcement is an exciting milestone for Pluralsight as we begin the next phase of our evolution,” said Aaron Skonnard, co-founder and CEO of Pluralsight. “Through this partnership with Vista, we will be able to move faster and be more agile, accelerate our strategic vision and, ultimately, deliver deeper, more powerful solutions that help companies adapt and thrive in the digital age. We are relentlessly focused on helping enterprises improve and optimize their technology workforce and providing the most effective path to skills transformation for their technology teams. The global Vista ecosystem of leading enterprise software companies provides significant resources and institutional knowledge that will open doors and help fuel our growth. We’re thrilled that we will be able to leverage Vista’s expertise to further strengthen our market leading position.”

“We have seen firsthand that the demand for skilled software engineers continues to outstrip supply, and we expect this trend to persist as we move into a hybrid online-offline world across all industries and interactions, with business leaders recognizing that technological innovation is critical to business success,” said Monti Saroya, co-head of the Vista Flagship Fund and senior managing director at Vista. “Through its platform, Pluralsight enables these leaders to improve productivity and provide career pathing opportunities across their IT workforces.”

“Pluralsight and Vista share the belief that software is key to unlocking opportunity and progress,” said Adrian Alonso, managing director at Vista. “We are impressed by the outstanding business that Pluralsight has already built and look forward to partnering with the management team to enable the company’s next phase of growth and further their mission to democratize technology skills.”

Transaction Details

Under the terms of the agreement, which was unanimously approved and recommended by an independent Transaction Committee and then unanimously approved by the Pluralsight Board of Directors, Pluralsight shareholders will receive $20.26 in cash for each share of common stock they own.

Pluralsight has also entered into a voting agreement with certain of its shareholders, under which such shareholders have agreed to vote all of their Pluralsight shares in favor of the transaction, subject to certain terms and conditions contained therein. The Pluralsight shares subject to the voting agreement represent a majority of the current outstanding voting power of Pluralsight shares. The transaction is also subject to approval by a majority of shareholders of Pluralsight that are not party to the company’s Tax Receivable Agreement.

In response to receipt of unsolicited acquisition interest, Pluralsight engaged in a robust process, including evaluating transaction alternatives against Pluralsight’s standalone plan and other strategic alternatives. Following this process, the Transaction Committee and the Board each unanimously determined that the transaction with Vista is in the best interests of Pluralsight and its shareholders.

The transaction is expected to close in the first half of 2021, subject to customary closing conditions, including approval by Pluralsight shareholders and receipt of regulatory approvals. Upon completion of the transaction, Pluralsight will become a privately held company and shares of Pluralsight common stock will no longer be listed on any public market. Pluralsight will continue to be headquartered in Silicon Slopes, Utah.

Advisors

Qatalyst Partners is serving as financial advisor to Pluralsight and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel. For Vista, Morgan Stanley & Co. LLC is serving as financial advisor, and Kirkland & Ellis LLP is serving as legal counsel.

About Pluralsight

Pluralsight is the leading technology workforce development company that helps companies and teams build better products by developing critical skills, improving processes and gaining insights through data, and providing strategic skills consulting. Trusted by forward-thinking companies of every size in every industry, Pluralsight helps individuals and businesses transform with technology. Pluralsight Skills helps enterprises build technology skills at scale with expert-authored courses on today’s most important technologies, including cloud, artificial intelligence and machine learning, data science, and security, among others. Skills also includes tools to align skill development with business objectives, virtual instructor-led training, hands-on labs, skill assessments and one-of-a-kind analytics. Flow complements Skills by providing engineering teams with actionable data and visibility into workflow patterns to accelerate the delivery of products and services. For more information about Pluralsight (NASDAQ: PS), visit pluralsight.com.

About Vista Equity Partners

Vista is a leading global investment firm with more than $73 billion in assets under management as of September 30, 2020. The firm exclusively invests in enterprise software, data and technology-enabled organizations across private equity, permanent capital, credit and public equity strategies, bringing an approach that prioritizes creating enduring market value for the benefit of its global ecosystem of investors, companies, customers and employees. Vista’s investments are anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions and proven, flexible management techniques that drive sustainable growth. Vista believes the transformative power of technology is the key to an even better future – a healthier planet, a smarter economy, a diverse and inclusive community and a broader path to prosperity. Further information is available at vistaequitypartners.com. Follow Vista on LinkedIn, @Vista Equity Partners, and on Twitter, @Vista_Equity.

Additional Information and Where to Find It

Pluralsight, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the acquisition of Pluralsight (the “Transaction”). Pluralsight plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies in connection with the Transaction.

Aaron Skonnard, Gary Crittenden, Scott Dorsey, Arne Duncan, Ryan Hinkle, Leah Johnson, Timothy Maudlin, Frederick Onion, Bradley Rencher, Bonita Stewart and Karenann Terrell, all of whom are members of Pluralsight’s Board of Directors, and James Budge, Pluralsight’s Chief Financial Officer, are participants in Pluralsight’s solicitation. Other than Messrs. Skonnard and Onion, none of such participants owns in excess of one percent of the voting power of Pluralsight’s common stock. Mr. Skonnard may be deemed to own approximately 53.6 percent of the voting power of Pluralsight’s capital stock, and Mr. Onion may be deemed to own approximately 4.2 percent of the voting power of Pluralsight’s capital stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Pluralsight’s definitive proxy statement for its 2020 Annual Meeting of Stockholders (the “2020 Proxy Statement”), which was filed with the SEC on March 18, 2020. To the extent that holdings of Pluralsight’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Pluralsight will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT PLURALSIGHT WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Pluralsight’s definitive Transaction Proxy Statement, any amendments or supplements thereto and any other relevant documents filed by Pluralsight with the SEC in connection with the Transaction will also be available, free of charge, at Pluralsight’s website (http://investors.pluralsight.com) or by writing to Pluralsight, Inc., Attention: Investor Relations, 42 Future Way, Draper, Utah 84020. In addition, copies of these materials may be requested, free of charge, from Pluralsight’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, or calling toll-free to 877-750-0625.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Vista Equity Partners, including the expected timing of the closing of the transaction; considerations taken into account by our Board of Directors in approving the Transaction; and expectations for Pluralsight following the closing of the Transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the stockholders of Pluralsight for the Transaction or required regulatory approvals are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; risks that the Transaction disrupts the current plans and operations of Pluralsight; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 25, 2020, and amended on March 2, 2020, and which should be read in conjunction with our financial results and forward-looking statements. Our filings with the SEC are available on the SEC filings section of the Investor Relations page of our website at http://investors.pluralsight.com. All forward-looking statements in this communication are based on information available to us as of the date of this communication, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

For Pluralsight

Investor Relations

Mark McReynolds

mark-mcreynolds@pluralsight.com

Media

DJ Anderson

dj@pluralsight.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / Jed Repko

212.355.4449

For Vista

Alan Fleischmann

Vista@laurelstrategies.com